Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES CLOSING OF AMENDMENT, EXTENSION AND INCREASE OF TERM A LOANS AND REVOLVING FACILITY, CREDIT AGREEMENT AMENDMENTS

AND DEBT REPAYMENTS

SAN JOSE, Calif. — Feb. 27, 2018 — Western Digital Corporation (NASDAQ: WDC) (“Western Digital” or the “company”) today announced that it obtained a new $5.022 billion Term Loan A-1 facility maturing in 2023, reflecting a $1.0 billion increase over its previous term loan A facility and an extension of the maturity date by approximately two years. Loans under the Term Loan A-1 facility bear interest at a rate of LIBOR plus an applicable margin depending on the corporate family ratings of Western Digital, with an initial interest rate of LIBOR + 1.50%. The proceeds of the new Term Loan A-1 loans were used to settle Western Digital’s existing $4.022 billion Term Loan A maturing in 2021 and, together with available cash on hand and the proceeds of its 1.50% convertible senior notes due 2024, to redeem its outstanding 7.375% senior secured notes due 2023 in full and to, among other things, pay fees and expenses related to the foregoing and the other refinancing transactions. In addition, Western Digital has obtained amendments to its senior credit facilities to, among other things, provide for more covenant flexibility and a release of the security and guarantees (along with additional covenant flexibility and incremental capacity) subject to compliance with certain conditions, including achieving a corporate family rating of at least Ba1/BB+/BB+ from at least two of S&P, Moody’s and Fitch and the repayment of any outstanding term B loans, with a reinstatement if the corporate family rating falls below Ba2/BB/BB from at least two of S&P, Moody’s and Fitch.

Western Digital also successfully obtained commitments for a $2.25 billion revolving credit facility maturing 2023, reflecting a $750 million increase in the size of its revolver and an extension of the maturity date by approximately two years. The new revolving credit facility replaced Western Digital’s existing $1.5 billion revolving credit facility maturing in 2021. Loans under the new revolving credit facility bear interest at a rate of LIBOR plus an applicable margin depending on the corporate family ratings of Western Digital, with an initial rate of LIBOR + 1.50%. Western Digital borrowed $500 million under the new revolving credit facility to fund a voluntary prepayment of its USD term B-3 loans.

Western Digital Announces Closing of Amendment, Extension and Increase of Term A Loans and Revolving Facility, Credit Agreement Amendments and Debt Repayments

About Western Digital

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital® data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands. Financial and investor information is available on the company’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: volatility in global economic conditions; uncertainties with respect to the company’s business ventures with Toshiba; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; impacts of new tax legislation; and other risks and uncertainties listed in the company’s filings with the SEC, including the company’s Form 10-Q filed with the SEC on Feb. 6, 2018, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new events.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries.

Company contacts: Western Digital Corp.

Western Digital Announces Closing of Amendment, Extension and Increase of Term A Loans and Revolving Facility, Credit Agreement Amendments and Debt Repayments

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com